PRESS RELEASE FOR EAGLE BANCORP, INC. IMMEDIATE RELEASE CONTACT: Eric R. Newell July 23, 2025 240.497.1796 EAGLE BANCORP, INC. ANNOUNCES SECOND QUARTER 2025 RESULTS AND CASH DIVIDEND BETHESDA, MD, Eagle Bancorp, Inc. ("Eagle", the "Company") (NASDAQ: EGBN), the Bethesda- based holding company for EagleBank, one of the largest community banks in the Washington D.C. area, reported its unaudited results for the second quarter ended June 30, 2025. Eagle reported a net loss of $69.8 million or $2.30 per share for the second quarter 2025, compared to net income of $1.7 million or $0.06 per diluted share during the first quarter. The $71.5 million decrease in net income from the prior quarter is primarily due to a $111.9 million increase in provision expense. In the quarter, net interest income increased $2.1 million, noninterest income decreased $1.8 million, and noninterest expenses decreased $2.0 million. Pre-provision net revenue ("PPNR")1 in the second quarter was $30.7 million compared to $28.4 million for the prior quarter reflecting expansion of the net interest margin. "Our core profitability improvement this quarter, evident in the growth of pre-provision net revenue, expansion of core deposits, and reduced reliance on wholesale and brokered funding, reflects our disciplined execution of our strategic plan," said Susan G. Riel, Chair, President, and Chief Executive Officer of the Company. "We continue to work on building a stronger balance sheet that will contribute to long-term, sustainable performance." Our second quarter reflects the execution of our previously communicated strategy to resolve challenged loans and address related valuation pressures in the office portfolio. "This quarter's credit costs reflect decisive actions we are taking to address risk in our loan portfolio. While the charge is significant, it is aligned with our ongoing strategy and reflects our judgement to remediate credit exposures thoughtfully and deliberately. We view this quarter's loss as a necessary and measured outcome of our risk remediation strategy. The resulting impact of these decisions is difficult, yet represents necessary steps in our objective to drive long-term value creation for shareholders," added Ms. Riel. Eric R. Newell, Chief Financial Officer of the Company said, "This quarter, the credit loss reserve coverage rose to 2.38% of total loans, up 75 basis points from last quarter. This reserve build reflects our ongoing and continued proactive approach to address credit risk in our loan portfolio and our expectation that remediation activity will continue over the coming quarters. Our capital position remains strong, with common equity tier one capital at 14.0% and our tangible common equity1 ratio exceeding 10%. We will 1 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

continue to evaluate capital allocation decisions, in alignment with our objectives of maintaining long- term franchise value." Additionally, the Company is announcing today a cash dividend in the amount of $0.165 per share. The cash dividend will be payable on August 29, 2025 to shareholders of record on August 8, 2025. Second Quarter of 2025 Key Elements • The Company announces today the declaration of a common stock dividend of $0.165 per share. • The ACL as a percentage of total loans was 2.38% at quarter-end; up from 1.63% at the prior quarter-end. Performing office coverage2 was 11.54% at quarter-end; as compared to 5.78% at the prior quarter-end. • Nonperforming assets increased by $26.0 million to $228.9 million as of June 30, 2025, representing 2.16% of total assets, compared to 1.79% as of March 31, 2025. During the quarter, nonperforming loan inflows totaled $222.8 million, primarily driven by office and land properties, including a $33.6 million data center loan backed by office collateral and a $9.1 million life sciences office loan. Reductions of $182.8 million reflected charge-offs, loans moved to held for sale, and restructuring activity. • Substandard and special mention loans totaled $875.4 million at June 30, 2025, compared to $774.9 million in the prior quarter. • Annualized quarterly net charge-offs for the second quarter were 4.22% compared to 0.57% for the first quarter of 2025. • The net interest margin ("NIM") increased to 2.37% for the second quarter of 2025, compared to 2.28% for the prior quarter, primarily driven by the paydown of average borrowings and reduced funding costs on money market accounts and other borrowings. • At quarter-end, the common equity ratio, tangible common equity ratio1, and common equity tier 1 capital (to risk-weighted assets) ratio were 11.18%, 11.18%, and 14.01%, respectively. • Total estimated insured deposits remained stable at quarter-end to $6.8 billion, representing 75.0% of deposits, compared to $6.9 billion, or 74.7% in the prior quarter. • Total on-balance sheet liquidity and available capacity was $4.8 billion, compared to $2.3 billion in uninsured deposits, resulting in a coverage ratio of over 200%. Income Statement • Net interest income was $67.8 million for the second quarter of 2025, compared to $65.6 million for the prior quarter. The increase in net interest income for the quarter was primarily driven by lower funding costs on savings and money market accounts, a reduction in average short-term borrowings, and the benefit of one additional day in the quarter. These benefits were partially offset by lower yields on loans and a higher mix of time deposits. Both interest income and interest expense declined during the quarter, reflecting the impact of lower market rates. • Provision for credit losses was $138.2 million for the second quarter of 2025, compared to $26.3 million for the prior quarter. The increase was primarily driven by higher office-related reserves and expected exit strategies. Net charge-offs totaled $83.9 million, up from $11.2 million in the first quarter. The reserve for unfunded commitments totaled $1.8 million, driven primarily by 2 1 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document. 2 Calculated as the ACL attributable to loans collateralized by performing office properties as a percentage of total loans.

higher unfunded commitments in our commercial and industrial portfolio. This compared to a reversal for unfunded commitments in the prior quarter of $0.3 million. • Noninterest income was $6.4 million for the second quarter of 2025, compared to $8.2 million for the prior quarter. The primary driver for the decrease was a $1.9 million loss on a trade executed to reposition the investment portfolio into higher-yielding assets. • Noninterest expense was $43.5 million for the second quarter of 2025, compared to $45.5 million for the prior quarter. The decrease over the comparative quarter was primarily due to decreased legal, accounting, and professional fees. Loans and Funding • Total loans were $7.7 billion at June 30, 2025, down 2.8% from the prior quarter-end. The decrease in total loans was primarily driven by declines in income-producing real estate loans, partially offset by an increase in commercial and industrial loans. • Total deposits at quarter-end were $9.1 billion, down $157.7 million, or 1.7%, from the prior quarter-end. The decrease was primarily driven by lower balances in brokered savings and money market accounts. Period end deposits have increased $852.3 million when compared to the prior year comparable period end of June 30, 2024. • Other short-term borrowings were $50.0 million at June 30, 2025, representing an 89.8% decrease from the prior quarter-end. The decline was driven by the pay down of FHLB borrowings, funded by cash and core deposit growth. Asset Quality • Allowance for credit losses was 2.38% of total loans held for investment at June 30, 2025, compared to 1.63% at the prior quarter-end. Performing office coverage was 11.54% at quarter- end; as compared to 5.78% at the prior quarter-end. • Net charge-offs were $83.9 million for the quarter compared to $11.2 million in the first quarter of 2025. • Nonperforming assets were $228.9 million at June 30, 2025. ◦ NPAs as a percentage of assets were 2.16% at June 30, 2025, compared to 1.79% at the prior quarter-end. At June 30, 2025, other real estate owned consisted of five properties with an aggregate carrying value of $2.5 million. ◦ Loans 30-89 days past due were $34.7 million at June 30, 2025, compared to $83.0 million at the prior quarter-end. Capital • Total shareholders' equity was $1.2 billion at June 30, 2025, down 4.8% from the prior quarter- end. The decrease in shareholders' equity of $59.8 million was primarily due to quarterly losses that reduced capital. This was partially offset by an increase in the fair market value of the available-for-sale investment portfolio. 3

• Book value per share and tangible book value per share3 were $39.03 and $39.03, down 4.8% from the prior quarter-end. Additional financial information: The financial information that follows provides more detail on the Company's financial performance for the three months ended June 30, 2025 as compared to the three months ended March 31, 2025 and June 30, 2024, as well as eight quarters of trend data. Persons wishing additional information should refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC. About Eagle Bancorp: The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates. Conference call: Eagle Bancorp will host a conference call to discuss its second quarter of 2025 financial results on Thursday, July 24, 2025 at 10:00 a.m. Eastern Time. The listen-only webcast can be accessed at: • https://edge.media-server.com/mmc/p/yiqohzt3/ • For analysts who wish to participate in the conference call, please register at the following URL: https://register-conf.media-server.com/register/BI6d1c218e6b0143a6903a372200e40cc7 • A replay of the conference call will be available on the Company's website through Thursday, August 7, 2025: https://www.eaglebankcorp.com/ Forward-looking statements: This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "can," "anticipates," "believes," "expects," "plans," "strategy," "estimates," "potential," "continue," "should," "could," "strive," "feel" and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market (including reductions in the size of the federal government workforce; changes in government spending; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate policy; inflation levels; competitive factors) and other conditions (such as the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Readers are cautioned against placing undue reliance on any such forward- looking statements. The Company's past results are not necessarily indicative of future performance, and nothing contained herein is meant to or should be considered and treated as earnings guidance of future 4 3 A reconciliation of non-GAAP financial measures and the nearest GAAP measures is provided in the GAAP Reconciliation to Non-GAAP Financial Measures tables that accompany this document.

quarters' performance projections. All information is as of the date of this press release. Any forward- looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. 5

Eagle Bancorp, Inc. Consolidated Statements of Operations (Unaudited) (Dollars in thousands, except per share data) Three Months Ended June 30, March 31, June 30, 2025 2025 2024 Interest Income Interest and fees on loans $ 125,223 $ 126,136 $ 137,616 Interest and dividends on investment securities 11,436 11,912 12,405 Interest on balances with other banks and short-term investments 14,760 15,803 19,568 Interest on federal funds sold 24 27 142 Total interest income 151,443 153,878 169,731 Interest Expense Interest on deposits 78,912 77,211 76,846 Interest on customer repurchase agreements 250 260 330 Interest on other short-term borrowings 2,489 8,733 21,202 Interest on long-term borrowings 2,016 2,025 — Total interest expense 83,667 88,229 98,378 Net Interest Income 67,776 65,649 119,910 Provision for Credit Losses 138,159 26,255 8,959 Provision (Reversal) for Credit Losses for Unfunded Commitments 1,759 (297) 608 Net Interest Income After Provision for Credit Losses (72,142) 39,691 110,343 Noninterest Income Service charges on deposits 1,771 1,743 1,653 Gain on sale of loans — — 37 Net gain on sale of investment securities (1,854) 4 3 Increase in cash surrender value of bank-owned life insurance 5,161 4,282 709 Other income 1,336 2,178 2,930 Total noninterest income 6,414 8,207 5,332 Noninterest Expense Salaries and employee benefits 21,940 21,968 21,770 Premises and equipment expenses 3,019 3,203 2,894 Marketing and advertising 1,144 1,371 1,662 Data processing 4,293 3,978 3,495 Legal, accounting and professional fees 1,550 3,122 2,705 FDIC insurance 8,077 8,962 5,917 Goodwill impairment — — 104,168 Other expenses 3,447 2,847 3,880 Total noninterest expense 43,470 45,451 146,491 Income (Loss) Before Income Tax Expense (109,198) 2,447 (79,373) Income Tax Expense (39,423) 772 4,429 Net (Loss) Income $ (69,775) $ 1,675 $ (83,802) (Loss) Earnings Per Common Share Basic $ (2.30) $ 0.06 $ (2.78) Diluted $ (2.30) $ 0.06 $ (2.78) 6

Eagle Bancorp, Inc. Consolidated Balance Sheets (Unaudited) (Dollars in thousands, except per share data) June 30, March 31, June 30, 2025 2025 2024 Assets Cash and due from banks $ 14,005 $ 12,516 $ 10,803 Federal funds sold 4,091 2,968 5,802 Interest-bearing deposits with banks and other short-term investments 239,237 661,173 526,228 Investment securities available-for-sale at fair value (amortized cost of $1,271,179, $1,330,077, and $1,584,435 respectively, and allowance for credit losses of $—, $—, and $17, respectively) 1,170,489 1,214,237 1,420,618 Investment securities held-to-maturity at amortized cost, net of allowance for credit losses of $1,229, $1,275, and $2,012 respectively (fair value of $799,136, $820,530, and $856,275 respectively) 896,855 924,473 982,955 Federal Reserve and Federal Home Loan Bank stock 30,613 51,467 54,274 Loans held for sale 37,576 15,251 5,000 Loans 7,721,664 7,943,306 8,001,739 Less: allowance for credit losses (183,796) (129,469) (106,301) Loans, net 7,537,868 7,813,837 7,895,438 Premises and equipment, net 7,103 7,079 8,788 Operating lease right-of-use assets 31,202 32,769 16,250 Deferred income taxes 80,731 84,798 86,236 Bank-owned life insurance 325,174 320,055 114,333 Intangible assets, net 9 11 129 Other real estate owned 2,459 2,459 773 Other assets 223,919 174,268 174,396 Total Assets 10,601,331 11,317,361 11,302,023 Liabilities and Shareholders' Equity Liabilities Deposits: Noninterest-bearing demand 1,532,132 1,607,826 1,693,955 Interest-bearing transaction 895,604 926,722 1,123,980 Savings and money market 3,267,630 3,558,919 3,165,314 Time deposits 3,424,241 3,183,801 2,284,099 Total deposits 9,119,607 9,277,268 8,267,348 Customer repurchase agreements 23,442 32,357 39,220 Other short-term borrowings 50,000 490,000 1,659,979 Long-term borrowings 76,264 76,181 — Operating lease liabilities 37,297 38,484 20,016 Reserve for unfunded commitments 4,925 3,166 6,653 Other liabilities 104,729 155,014 139,348 Total Liabilities 9,416,264 10,072,470 10,132,564 Shareholders' Equity Common stock, par value $0.01 per share; shares authorized 100,000,000, shares issued and outstanding 30,364,983, 30,368,843, and 30,180,482 respectively 300 300 297 Additional paid-in capital 388,927 386,535 380,142 Retained earnings 904,205 978,995 949,863 Accumulated other comprehensive loss (108,365) (120,939) (160,843) 7

Total Shareholders' Equity 1,185,067 1,244,891 1,169,459 Total Liabilities and Shareholders' Equity $ 10,601,331 $ 11,317,361 $ 11,302,023 8

Loan Mix and Asset Quality
(Dollars in thousands)

	June 30, 2025		March 31, 2025		June 30, 2024	
	Amount	%	Amount	%	Amount	%
Loan Balances - Period End:						
Commercial	$ 1,207,512	15 %	$ 1,178,343	15 %	$ 1,238,261	15 %
PPP loans	164	— %	226	— %	$ 407	— %
Income producing - commercial real estate	3,768,884	48 %	3,967,124	49 %	$ 4,217,525	53 %
Owner occupied - commercial real estate	1,365,901	18 %	1,403,668	18 %	$ 1,263,714	16 %
Real estate mortgage - residential	45,921	1 %	48,821	1 %	$ 61,338	1 %
Construction - commercial and residential	1,211,728	16 %	1,210,788	15 %	$ 1,063,764	13 %
Construction - C&I (owner occupied)	69,554	1 %	83,417	1 %	$ 99,526	1 %
Home equity	49,224	1 %	50,121	1 %	$ 52,773	1 %
Other consumer	2,776	— %	798	— %	$ 4,431	— %
Total loans	$ 7,721,664	100 %	$ 7,943,306	100 %	$ 8,001,739	100 %

	Three Months Ended or As Of		
	June 30, 2025	March 31, 2025	June 30, 2024
Asset Quality:			
Nonperforming loans	$ 226,420	$ 200,447	$ 98,169
Other real estate owned	2,459	2,459	773
Nonperforming assets	$ 228,879	$ 202,906	$ 98,942
Net charge-offs	$ 83,877	$ 11,230	$ 2,285
Special mention	$ 173,311	$ 273,380	$ 307,906
Substandard	$ 702,128	$ 501,565	$ 408,311

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Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Prior Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended					
	June 30, 2025			March 31, 2025		
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,375,782	$ 14,749	4.30 %	$ 1,445,054	$ 15,803	4.44 %
Loans held for sale [1]	15,418	284	7.39 %	169	—	— %
Loans [1] [2]	7,942,333	124,939	6.31 %	7,933,695	126,136	6.45 %
Investment securities available-for-sale [2]	1,233,206	6,491	2.11 %	1,321,954	6,857	2.10 %
Investment securities held-to-maturity [2]	918,083	4,945	2.16 %	933,880	5,055	2.20 %
Federal funds sold	2,184	24	4.41 %	5,410	27	2.02 %
Total interest earning assets	11,487,006	151,432	5.29 %	11,640,162	153,878	5.36 %
Total noninterest earning assets	635,125			596,585		
Less: allowance for credit losses	133,036			118,557		
Total noninterest earning assets	502,089			478,028		
TOTAL ASSETS	$ 11,989,095			$ 12,118,190		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,489,056	$ 9,982	2.69 %	$ 1,368,609	$ 9,908	2.94 %
Savings and money market	3,461,918	29,634	3.43 %	3,682,217	32,389	3.57 %
Time deposits	3,367,907	39,296	4.68 %	2,951,111	34,914	4.80 %
Total interest bearing deposits	8,318,881	78,912	3.80 %	8,001,937	77,211	3.91 %
Customer repurchase agreements	34,387	250	2.92 %	36,572	260	2.88 %
Derivative collateral liability	12,710	118	3.72 %	—	—	— %
Other short-term borrowings	245,291	2,360	3.86 %	682,222	8,733	5.19 %
Long-term borrowings	76,236	2,016	10.61 %	76,146	2,025	10.79 %
Total interest bearing liabilities	8,687,505	83,656	3.86 %	8,796,877	88,229	4.07 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,907,214			1,881,296		
Other liabilities	142,124			197,212		
Total noninterest bearing liabilities	2,049,338			2,078,508		
Shareholders' equity	1,252,252			1,242,805		
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 11,989,095			$ 12,118,190		
Net interest income		$ 67,776			$ 65,649	
Net interest spread			1.43 %			1.29 %
Net interest margin			2.37 %			2.28 %
Cost of funds			3.17 %			3.35 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.6 million and $3.8 million for the three months ended June 30, 2025 and March 31, 2025, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

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Eagle Bancorp, Inc.

Consolidated Average Balances, Interest Yields And Rates vs. Year Ago Quarter (Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,					
	2025			2024		
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS						
Interest earning assets:						
Interest-bearing deposits with other banks and other short-term investments	$ 1,375,782	$ 14,749	4.30 %	$ 1,455,007	$ 19,568	5.41 %
Loans held for sale [1]	15,418	284	7.39 %	8,045	100	5.00 %
Loans [1] [2]	7,942,333	124,939	6.31 %	8,003,206	137,516	6.91 %
Investment securities available-for-sale [2]	1,233,206	6,491	2.11 %	1,478,856	7,048	1.92 %
Investment securities held-to-maturity [2]	918,083	4,945	2.16 %	995,274	5,357	2.16 %
Federal funds sold	2,184	24	4.41 %	13,058	142	4.37 %
Total interest earning assets	11,487,006	151,432	5.29 %	11,953,446	169,731	5.71 %
Total noninterest earning assets	635,125			510,725		
Less: allowance for credit losses	133,036			102,671		
Total noninterest earning assets	502,089			408,054		
TOTAL ASSETS	$ 11,989,095			$ 12,361,500		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest bearing liabilities:						
Interest-bearing transaction	$ 1,489,056	$ 9,982	2.69 %	$ 1,636,795	$ 16,100	3.96 %
Savings and money market	3,461,918	29,634	3.43 %	3,321,001	33,451	4.05 %
Time deposits	3,367,907	39,296	4.68 %	2,215,693	27,295	4.95 %
Total interest bearing deposits	8,318,881	78,912	3.80 %	7,173,489	76,846	4.31 %
Customer repurchase agreements	34,387	250	2.92 %	38,599	330	3.44 %
Derivative collateral liability	12,710	118	3.72 %	—	—	— %
Other short-term borrowings	245,291	2,360	3.86 %	1,682,684	21,202	5.07 %
Long-term borrowings	76,236	2,016	10.61 %	—	—	— %
Total interest bearing liabilities	8,687,505	83,656	3.86 %	8,894,772	98,378	4.45 %
Noninterest bearing liabilities:						
Noninterest bearing demand	1,907,214			2,051,777		
Other liabilities	142,124			151,324		
Total noninterest bearing liabilities	2,049,338			2,203,101		
Shareholders' equity	1,252,252			1,263,627		
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 11,989,095			$ 12,361,500		
Net interest income		$ 67,776			$ 71,353	
Net interest spread			1.43 %			1.26 %
Net interest margin			2.37 %			2.40 %
Cost of funds			3.17 %			3.61 %

(1) Loans placed on nonaccrual status are included in average balances. Net loan fees and late charges included in interest income on loans totaled $3.6 million and $4.8 million for the three months ended June 30, 2025 and 2024, respectively.

(2) Interest and fees on loans and investments exclude tax equivalent adjustments.

11

Eagle Bancorp, Inc.
Statements of Operations and Highlights Quarterly Trends (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended							
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Income Statements:								
Total interest income	$ 151,443	$ 153,878	$ 168,417	$ 173,813	$ 169,731	$ 175,602	$ 167,421	$ 161,149
Total interest expense	83,667	88,229	97,623	101,970	98,378	100,904	94,429	90,430
Net interest income	67,776	65,649	70,794	71,843	71,353	74,698	72,992	70,719
Provision for credit losses	138,159	26,255	12,132	10,094	8,959	35,175	14,490	5,644
Provision (reversal) for credit losses for unfunded commitments	1,759	(297)	(1,598)	(1,593)	608	456	(594)	(839)
Net interest income after provision for credit losses	(72,142)	39,691	60,260	63,342	61,786	39,067	59,096	65,914
Noninterest income before investment gain	8,268	8,203	4,063	6,948	5,329	3,585	2,891	6,342
Net gain on sale of investment securities	(1,854)	4	4	3	3	4	3	5
Total noninterest income	6,414	8,207	4,067	6,951	5,332	3,589	2,894	6,347
Salaries and employee benefits	21,940	21,968	22,597	21,675	21,770	21,726	18,416	21,549
Premises and equipment expenses	3,019	3,203	2,635	2,794	2,894	3,059	2,967	3,095
Marketing and advertising	1,144	1,371	1,340	1,588	1,662	859	1,071	768
Goodwill impairment	—	—	—	—	104,168	—	—	—
Other expenses	17,367	18,909	17,960	17,557	15,997	14,353	14,644	12,221
Total noninterest expense	43,470	45,451	44,532	43,614	146,491	39,997	37,098	37,633
(Loss) income before income tax expense	(109,198)	2,447	19,795	26,679	(79,373)	2,659	24,892	34,628
Income tax expense	(39,423)	772	4,505	4,864	4,429	2,997	4,667	7,245
Net (loss) income	(69,775)	1,675	15,290	21,815	(83,802)	(338)	20,225	27,383
Per Share Data:								
(Loss) earnings per weighted average common share, basic	$ (2.30)	$ 0.06	$ 0.51	$ 0.72	$ (2.78)	$ (0.01)	$ 0.68	$ 0.91
(Loss) earnings per weighted average common share, diluted	$ (2.30)	$ 0.06	$ 0.50	$ 0.72	$ (2.78)	$ (0.01)	$ 0.67	$ 0.91
Weighted average common shares outstanding, basic	30,373,167	30,275,001	30,199,433	30,173,852	30,185,609	30,068,173	29,925,557	29,910,218
Weighted average common shares outstanding, diluted	30,510,847	30,404,262	30,321,644	30,241,699	30,185,609	30,068,173	29,966,962	29,944,692
Actual shares outstanding at period end	30,364,983	30,368,843	30,202,003	30,173,200	30,180,482	30,185,732	29,925,612	29,917,982
Book value per common share at period end	$ 39.03	$ 40.99	$ 40.60	$ 40.61	$ 38.75	$ 41.72	$ 42.58	$ 40.64
Tangible book value per common share at period end [1]	$ 39.03	$ 40.99	$ 40.59	$ 40.61	$ 38.74	$ 38.26	$ 39.08	$ 37.12
Dividend per common share	$ 0.165	$ 0.165	$ —	$ 0.165	$ 0.45	$ 0.45	$ 0.45	$ 0.45
Performance Ratios (annualized):								
Return on average assets	(2.33)%	0.06 %	0.48 %	0.70 %	(2.73)%	(0.01)%	0.65 %	0.91 %
Return on average common equity	(22.35)%	0.55 %	4.94 %	7.22 %	(26.67)%	(0.11)%	6.48 %	8.80 %
Return on average tangible common equity [1]	(22.35)%	0.55 %	4.94 %	7.22 %	(28.96)%	(0.11)%	7.08 %	9.61 %
Net interest margin	2.37 %	2.28 %	2.29 %	2.37 %	2.40 %	2.43 %	2.45 %	2.43 %
Efficiency ratio [1][2]	58.60 %	61.50 %	59.50 %	55.40 %	191.00 %	51.10 %	48.90 %	48.83 %
Other Ratios:								
Allowance for credit losses to total loans [3]	2.38 %	1.63 %	1.44 %	1.40 %	1.33 %	1.25 %	1.08 %	1.05 %
Allowance for credit losses to total nonperforming loans	81.17 %	64.59 %	54.81 %	83.25 %	110.06 %	108.76 %	131.16 %	118.78 %
Nonperforming assets to total assets	2.16 %	1.79 %	1.90 %	1.22 %	0.88 %	0.79 %	0.57 %	0.64 %
Net charge-offs (recoveries) (annualized) to average total loans [3]	4.22 %	0.57 %	0.48 %	0.26 %	0.11 %	1.07 %	0.60 %	0.02 %
Tier 1 capital (to average assets)	10.63 %	11.11 %	10.74 %	10.77 %	10.58 %	10.26 %	10.73 %	10.96 %
Total capital (to risk weighted assets)	15.27 %	15.86 %	15.86 %	15.51 %	15.07 %	14.87 %	14.79 %	14.54 %
Common equity tier 1 capital (to risk weighted assets)	14.01 %	14.61 %	14.63 %	14.30 %	13.92 %	13.80 %	13.90 %	13.68 %
Tangible common equity ratio [1]	11.18 %	11.00 %	11.02 %	10.86 %	10.35 %	10.03 %	10.12 %	10.04 %
Average Balances (in thousands):								
Total assets	$ 11,989,095	$ 12,118,190	$ 12,575,722	$ 12,360,899	$ 12,361,500	$ 12,784,470	$ 12,283,303	$ 11,942,905
Total earning assets	$ 11,487,006	$ 11,640,162	$ 12,303,940	$ 12,072,891	$ 11,953,446	$ 12,365,497	$ 11,837,722	$ 11,532,186
Total loans [2]	$ 7,942,333	$ 7,933,695	$ 7,971,907	$ 8,026,524	$ 8,003,206	$ 7,988,941	$ 7,963,074	$ 7,795,144
Total deposits	$ 10,226,095	$ 9,883,233	$ 10,056,463	$ 9,344,414	$ 9,225,266	$ 9,501,661	$ 9,471,369	$ 8,946,641
Total borrowings	$ 355,914	$ 794,940	$ 1,118,276	$ 1,654,736	$ 1,721,283	$ 1,832,947	$ 1,401,917	$ 1,646,179
Total shareholders' equity	$ 1,252,252	$ 1,242,805	$ 1,230,573	$ 1,201,477	$ 1,263,627	$ 1,289,656	$ 1,238,763	$ 1,235,162

(1) A reconciliation of non-GAAP financial measures to the nearest GAAP measure is provided in the tables that accompany this document.
(2) Computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(3) Excludes loans held for sale.

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GAAP Reconciliation to Non-GAAP Financial Measures (unaudited) (dollars in thousands, except per share data) June 30, March 31, June 30, 2025 2025 2024 Tangible common equity Common shareholders' equity $ 1,185,067 $ 1,244,891 $ 1,169,459 Less: Intangible assets (9) (11) (129) Tangible common equity $ 1,185,058 $ 1,244,880 $ 1,169,330 Tangible common equity ratio Total assets $ 10,601,331 $ 11,317,361 $ 11,302,023 Less: Intangible assets (9) (11) (129) Tangible assets $ 10,601,322 $ 11,317,350 $ 11,301,894 Tangible common equity ratio 11.18% 11.00% 10.35 % Per share calculations Book value per common share $ 39.03 $ 40.99 $ 38.75 Less: Intangible book value per common share $ — $ — $ (0.01) Tangible book value per common share $ 39.03 $ 40.99 $ 38.74 Shares outstanding at period end 30,364,983 30,368,843 30,180,482 13

	Three Months Ended		
	June 30, 2025	March 31, 2025	June 30, 2024
Average tangible common equity			
Average common shareholders' equity	$ 1,252,252	$ 1,242,805	$ 1,263,627
Less: Average intangible assets	(11)	(14)	(99,827)
Average tangible common equity	$ 1,252,241	$ 1,242,791	$ 1,163,800
Return on average tangible common equity			
Net (loss) income	$ (69,775)	$ 1,675	$ (83,802)
Return on average tangible common equity	(22.35)%	0.55%	(28.96)%
Net (loss) income	$ (69,775)	$ 1,675	$ (83,802)
Add back of goodwill impairment	—	—	104,168
Operating net (loss) income (Non-GAAP)	$ (69,775)	$ 1,675	$ 20,366
Operating Return on average tangible common equity (Non-GAAP)	(22.35)%	0.55%	7.04%
Efficiency ratio			
Net interest income	$ 67,776	$ 65,649	$ 71,353
Noninterest income	6,414	8,207	5,332
Operating revenue	$ 74,190	$ 73,856	$ 76,685
Noninterest expense	$ 43,470	$ 45,451	$ 146,491
Add back of goodwill impairment		—	(104,168)
Operating Noninterest expense (Non-GAAP)	43,470	45,451	42,323
Efficiency ratio	58.59 %	61.54 %	191.03 %
Operating Efficiency ratio (Non-GAAP)	58.59 %	61.54 %	55.19 %
Pre-provision net revenue			
Net interest income	$ 67,776	$ 65,649	$ 71,353
Noninterest income	6,414	8,207	5,332
Less: Noninterest expense	(43,470)	(45,451)	(146,491)
Pre-provision net revenue	$ 30,720	$ 28,405	$ (69,806)
Pre-provision net revenue	$ 30,720	$ 28,405	$ (69,806)
Add back of goodwill impairment	$ —	$ —	$ 104,168
Operating Pre-provision net revenue (Non-GAAP)	$ 30,720	$ 28,405	$ 34,362

Tangible common equity, tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, average tangible common equity, annualized return on average tangible common equity, and the operating annualized return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity, or tangible common equity, and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company calculates the operating annualized return on average tangible common equity ratio by dividing operating net income available to common shareholders, which adds back the

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goodwill impairment, by average tangible common equity, which is calculated by excluding the average balance of intangible assets from the average common shareholders' equity. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company. Further related to other measures, tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk based ratios, and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions.

The efficiency ratio is a non-GAAP measure calculated by dividing GAAP noninterest expense by the sum of GAAP net interest income and GAAP noninterest income. The efficiency ratio measures a bank's overhead as a percentage of its revenue. The Company believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. Further, the operating efficiency ratio is measured by dividing non-GAAP noninterest expense, which excludes the goodwill impairment, by the sum of GAAP net interest income and GAAP noninterest income. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company.

Pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses from the sum of net interest income and noninterest income. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. Operating pre-provision net revenue is a non-GAAP financial measure calculated by subtracting noninterest expenses with the impact of the goodwill impairment added back from the sum of net interest income and noninterest income. The Company considers this information important to shareholders as the significant impact of the goodwill impairment is a one-time event that obscures the operating performance of the company.

	June 30, 2025	March 31, 2025	June 30, 2024
Net (loss) income	$ (69,775)	$ 1,675	$ (83,802)
Add back of goodwill impairment	—	—	104,168
Operating Net (loss) income (Non-GAAP)	$ (69,775)	$ 1,675	$ 20,366
(Loss) earnings per share (diluted)[4]	$ (2.30)	$ 0.06	$ (2.78)
Add back of goodwill impairment per share (diluted)	—	—	3.45
Operating earnings (loss) per share (diluted) (Non-GAAP)	$ (2.30)	$ 0.06	$ 0.67

Operating net (loss) income and operating (loss) earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates operating net (loss) income by excluding from net (loss) income the one-time goodwill impairment of $104.2 million. During the second quarter of 2024, the Company performed an annual impairment test as a result of management's evaluation of current economic conditions, and concluded that goodwill had become impaired, which resulted in an impairment charge of $104.2 million to reduce the carrying value of the Company's goodwill to zero. The Company calculates operating earnings (loss) per share (diluted) by dividing the one-time goodwill impairment of $104.2 million by the weighted average shares outstanding (diluted) for the three and six months ended June 30, 2024. The Company considers this information important to shareholders because operating net (loss) income and operating (loss) earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the impairment charge to allow investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of operating net income (loss) and operating earnings (loss) per share (diluted) to the nearest GAAP measure.

[4] For periods ended with a net loss, anti-dilutive financial instruments have been excluded from the calculation of GAAP diluted EPS. Operating diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

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